Exhibit 99.1

Quanergy Expands Its Distribution of Industrial LiDAR solutions with PowerMotion

SUNNYVALE, Calif. – August 5, 2021 – Quanergy Systems, Inc., a leading provider of OPA-based solid state LiDAR sensors and smart 3D solutions for automotive and IoT, today announced a partnership with industrial automation distributor Power Motion to deliver 2D and 3D LiDAR solutions for industrial automation throughout the South Central United States.

Power Motion offers a broad portfolio of advanced industrial automation products from leading industry manufacturers. In addition, Power Motion Systems Group has been solving industrial automation challenges since 2006. Power Motion has locations in St. Louis, Kansas City and Little Rock, serving Missouri, Kansas, Arkansas, Nebraska, Southern Illinois, Southern and Western Iowa, Northern Louisiana, Eastern Oklahoma and Northeast Texas.

“Through our technical sales engineers our company promotes, applies and supports leading edge technical products and we look forward to introducing Quanergy LiDAR sensing technology to our valued customers”, said Chris Tremblay, President of Power-Motion, Inc.

Quanergy’s computer vision LiDAR platform is built on high-performance 2D and 3D LiDAR sensors along with its proprietary QORTEX™ perception software. The robust LiDAR sensors offer advanced 3D perception for a wide variety of industrial automation applications, including precise measurement and ranging, accurate object detection, and package profiling. In addition, Quanergy’s LiDAR technology provides reliable navigation and collision avoidance for mobile equipment like automated guided vehicles (AGV), mobile robots, and forklifts—protecting individuals working around these vehicles. The platform increases the accuracy, efficiency, and safety by optimizing industrial automation processes and enabling industrial IoT applications.

Quanergy also provides the industry’s only 100% CMOS (complementary Metal-Oxide-Semiconductor) solid state sensor which is immune to vibration and offers over 100,000 hours mean time between failure (MTBF) for reliable, long term performance even in harsh industrial environments.

“LiDAR is a powerful and versatile sensing technology that is rapidly gaining adoption in many industrial markets,” said Tony Rigoni, Director of Industrial Markets at Quanergy, “Partnering with Power Motion as a distributor of Quanergy’s LiDAR platform is a key step to solve customer’s applications and provide regional sales and technical support.”

About Quanergy Systems, Inc.

Quanergy Systems’ mission is to create powerful, affordable smart LiDAR solutions for automotive and IoT applications to enhance people’s experiences and safety. Quanergy has developed the only true 100% solid state CMOS LiDAR sensor built on optical phased array (OPA) technology to enable the mass production of low-cost, highly reliable 3D LiDAR solutions. Through Quanergy’s smart LiDAR solutions, businesses can now leverage real-time, advanced 3D insights to transform their operations in a variety of industries including industrial automation, physical security, smart cities, smart spaces, and much more. Quanergy solutions are deployed by over 350 customers across the globe. For more information, please visit us at www.quanergy.com.

About Power Motion

Power Motion, Inc. services and supports a wide variety of manufacturers in Kansas, Nebraska, Missouri, Iowa, Illinois and Arkansas helping them increase manufacturing efficiency and productivity. A full-service solutions provider, core competencies include, non-contact sensing, RFID systems, vision systems, machine control, motion control, robotics, machine safety, control panels, remote/wireless connectivity, lighting and indicators, and assembly machine components. Engineering and technical support from presale application evaluation through startup ensures the highest levels of quality and satisfaction. Services include turnkey system design and control panel fabrication. For more information, visit www.powermotionsales.com

Quanergy Media Contact

Neal Stein

Media@quanergy.com